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                                                                    EXHIBIT 21.1

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                           WORLDWIDE SUBSIDIARY LIST

                                                                                    Percentage       State/Country
                                                                                     Ownership       Incorporation
                                                                                   -------------  -------------------
Fisher Scientific Company L.L.C.                                                           100               Delaware
  Fisher Scientific Limited                                                                100                 Canada
Fisher Hamilton Inc.                                                                       100               Delaware
Fisher Scientific GmbH                                                                     100                Germany
  Kuhn + Bayer GmbH                                                                        100                Germany
Fisher Scientific of the Netherlands B.V.                                                  100            Netherlands
  Fisher Scientific B.V.                                                                   100            Netherlands
Fisher Scientific Worldwide Inc.                                                           100               Delaware
  Acros Organics N.V.                                                                      100                Belgium
    Resco Trade N.V.                                                                       100                Belgium
  Fisher Chimica N.V.                                                                      100                Belgium
  Fisher Scientific Holding Company                                                        100               Delaware
    Fisher Scientific Holding U.K., Limited                                                100         United Kingdom
    Fisher Scientific U.K., Limited                                                        100         United Kingdom
  Orme Scientific Limited                                                                  100         United Kingdom
  Fisher Scientific Holdings France S.A.                                                   100                 France
    Fisher Scientific S.A.                                                                 100                 France
Fisher Technology Group Inc.                                                               100               Delaware
Strategic Procurement Services Holdings Inc.                                               100               Delaware
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